Jameson Inns, Inc.	PRESS RELEASE

8 Perimeter Center East, Suite 8050 Atlanta, Georgia 30346            (770) 481-0305            FAX (770) 901-9550

FOR IMMEDIATE RELEASE

November 13, 2003

Investor Relations Contact:	Alexander Lagerborg
EPOCH Financial
alagerborg@epochfinancial.com
(888) 917-5146

Jameson Inns, Inc. Reports Third quarter 2003 Financial Results

ATLANTA—Jameson Inns, Inc. (NASDAQ:JAMS), a hotel real estate investment trust (REIT), and owner of Jameson Inn and Signature Inn hotels, today announced financial results for the quarter ending September 30, 2003.

Net income before dividends to preferred shareholders increased to $1,354,000 for third quarter 2003 from $864,000 for third quarter 2002. The Company reported a net loss attributable to common stockholders of ($313,000) or ($0.03) per share of common stock for third quarter 2003 versus a net loss of ($803,000) or ($0.07) per share of common stock for third quarter 2002.

For third quarter 2003, funds from operations (FFO) were $0.34 per diluted share of common stock compared to $0.33 per diluted share of common stock for the same quarter in 2002. The Company believes this supplemental “non-GAAP” measure of operating performance is meaningful but should not be considered an alternative to accounting principles generally accepted in the United States.

Combined revenue per available room (REVPAR) (another supplemental non-GAAP measure used by management) for all of the Company’s Inns was $32.94 for third quarter 2003, up $0.47 or 1.4%, from third quarter 2002 due to an increase in occupancy from 53.3% to 54.9%. REVPAR for the Jameson Inn brand increased 3.1% to $33.54 for third quarter 2003 compared to $32.52 for third quarter 2002, resulting from an increase in occupancy to 57.3% from 55.6% and average daily rate unchanged. REVPAR for the Signature Inn brand decreased 1.8% to $31.81 for third quarter 2003 compared to $32.38 for third quarter 2002. This was due to a 1.6% decrease in the average daily rate which was offset slightly by an increase in occupancy from 49.0% to 50.4%.

Lease revenues earned from Kitchin Hospitality, LLC, the company that leases and operates the Inns, increased $205,000 for the quarter compared to the same quarter in 2002. This was due primarily to an increase in REVPAR for the Jameson Inns as a result of occupancy increasing to 57.3% during the third quarter of 2003 compared to 55.6% for the same period in 2002. Lease revenues earned from the Signature Inns consisted of only base rent for both periods.

“We are encouraged by the results of the quarter REVPAR, which was up because of our increased occupancy. We are pleased that occupancy rates continue to rise. Occupancy was up 160 basis points during the quarter for all our hotels. The key to sustaining REVPAR growth is selling more rooms,” said Thomas W. Kitchin, CEO.

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Funds from Operations

We believe FFO to be a meaningful measure of operating performance because this measure negates the effects of depreciation and the one-time effects of disposals. However, it should not be considered an alternative to accounting principles generally accepted in the United States. We calculate FFO for all periods consistent with the National Association of Real Estate Investment Trusts, Inc. definition from their White Paper issued in April 2002. FFO has been calculated as net income attributable to common stockholders before depreciation expense, gains or losses on disposal of depreciable real estate assets, and impairment losses of real estate assets. However, FFO as presented in this table may not be comparable to similarly titled measures presented by other companies. The following table illustrates our calculation of funds from operations for the three and nine months ended September 30, 2003 and 2002.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net loss available to common stockholders	$(313,329)	$(802,950)	$(2,858,857)	$(3,698,363)
Depreciation expense	4,311,052	4,878,251	13,533,433	14,941,069
(Gain) loss on disposal of operating property and equipment	(20,165)	(132,286)	(23,576)	(558,427)

FFO	$3,977,558	$3,943,015	$10,651,000	$10,684,279

2003 Guidance

In light of the operating results of the Company for the first nine months of 2003, FFO per diluted share of common stock for full year 2003 is consistent with guidance given last quarter and is anticipated to be within the range of $1.10 to $1.20.

Properties

On September 30, 2003, the Company owned 95 Jameson Inns and 24 Signature Inns, compared to 96 Jameson Inns and 25 Signature Inns at December 31, 2002. The Company completed the expansion of one existing Jameson Inn and sold one Signature Inn and one Jameson Inn during the first nine months of 2003. Our 119 operating properties are located in the following fourteen states:

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	Jameson Inns		Signature Inns		Combined Brands		Rooms %
State	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Alabama	18	955	—	—	18	955	11.7%
Florida	6	390	—	—	6	390	4.8%
Georgia	24	1,311	—	—	24	1,311	16.1%
Illinois	—	—	3	372	3	372	4.6%
Indiana	—	—	14	1,594	14	1,594	19.6%
Iowa	—	—	1	119	1	119	1.5%
Kentucky	1	67	2	238	3	305	3.7%
Louisiana	3	213	—	—	3	213	2.6%
Mississippi	6	351	—	—	6	351	4.3%
N. Carolina	14	675	—	—	14	675	8.3%
Ohio	—	—	3	380	3	380	4.7%
S. Carolina	10	568	—	—	10	568	7.0%
Tennessee	11	656	1	124	12	780	9.6%
Virginia	2	122	—	—	2	122	1.5%

Total	95	5,308	24	2,827	119	8,135	100.0%

The Company invested approximately $2.6 million into refurbishing projects and product upgrades on existing hotels during the first nine months of 2003. The Company is currently anticipating full year 2003 capital expenditures of approximately $4.4 million.

Long-term Debt

As of September 30, 2003, the Company had total indebtedness of $215.9 million compared to $222.8 million on December 31, 2002, a reduction in debt of $6.9 million. During the first nine months of 2003, the Company made scheduled long-term debt payments of $7.3 million and further reduced debt by $3.1 million by retiring debt secured by Inns that were sold during the first and third quarter of 2003. The Company refinanced two hotel loans resulting in $3.2 million of net proceeds to the Company. The Company anticipates full year 2003 required principal repayments of approximately $10.1 million.

On September 30, 2003, approximately $194.7 million of our outstanding debt is subject to adjustment during the next 12 months. The adjustment schedule is as follows:

Adjustment Date	Amount (in millions)	Weighted Average Interest Rate at Adjustment Date
October 2003	$17.4	4.8%
January 2004	40.8	4.8%
February 2004	16.6	5.3%
March 2004	4.8	4.5%
April 2004	40.4	4.5%
May 2004	3.3	4.2%
July 2004	48.5	5.2%
September 2004	4.4	7.5%
Adjusts Daily	18.5	3.6%

During the first nine months of 2003, the weighted average interest rate on all debt was 5.4% compared to 6.2% during the same period in 2002, a reduction of 80 basis points.

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Dividends

On September 17, 2003, the Company announced a quarterly dividend of $0.5781 per share for Series A Preferred Stock and $0.425 per share for Series S Preferred Stock. These dividends were paid on October 20, 2003 to shareholders of record on September 30, 2003.

Earnings Conference Call

The Company will hold a third quarter earnings conference call at 11:00 am eastern time today, November 13, 2003. You may listen to a simultaneous webcast of the conference call by accessing the Investor section of the Company’s website. To listen to the call, dial 877-462-0700 and ask for the Jameson Inns, Inc. third quarter earnings conference call hosted by Mr. Tom Kitchin. International callers can call 706-679-3971. A replay of the conference call will be available for thirty days at www.jamesoninns.com and by telephone until November 20, 2003 by calling 800-642-1687 and requesting call number 3826730.

For more information about Jameson Inns, Inc., visit the Company’s website at www.jamesoninns.com.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

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Condensed Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Lease Revenue	$11,109,321	$10,904,410	$32,185,237	$31,991,717
Property and Other Taxes	1,079,825	947,762	3,324,057	2,668,530
Insurance	486,300	376,072	1,472,330	1,048,878
Depreciation	4,304,417	4,806,344	13,484,610	14,683,590
General and Administrative Expenses	688,949	591,383	2,072,647	1,721,534
Early Extinguishment of Debt	9,249	—	115,635	57,645
Interest Expense, Net	3,219,444	3,568,334	9,674,685	11,371,980
Other (Income) Expense	(513)	(513)	45,254	(1,822)

Income Before Discontinued Operations and Gain on Sale of Assets	1,321,650	615,028	1,996,019	441,382
Gain on Disposal of Real Estate	—	—	—	426,141
Gain on Sale of Land	—	1,235	35,921	9,205

Income From Continuing Operations	1,321,650	616,263	2,031,940	876,728
Income from Discontinued Operations	12,046	115,372	87,197	293,874
Gain on Sale of Discontinued Operations	20,165	132,286	23,576	132,286

Net Income	1,353,861	863,921	2,142,713	1,302,888
Less Preferred Stock Dividends	1,667,190	1,666,871	5,001,570	5,001,251

Net Loss Attributable to Common Shareholders	$(313,329)	$(802,950)	$(2,858,857)	$(3,698,363)

Per common share (basic and diluted):
Loss before discontinued operations (net of preferred dividends)	$(0.03)	$(0.09)	$(0.26)	$(0.37)
Income from discontinued operations	—	0.02	0.01	0.04

Net loss attributable to common stockholders	$(0.03)	$(0.07)	$(0.25)	$(0.33)

Funds From Operations (FFO)	$3,977,558	$3,943,015	$10,651,000	$10,684,279

FFO Per Common Share—Diluted	$0.34	$0.33	$0.91	$0.90

Weighted Average Shares:
Basic	11,329,449	11,255,393	11,298,921	11,244,836
Diluted (a)	11,700,949	11,873,242	11,670,421	11,862,943

Condensed Balance Sheets
		September 30, 2003	December 31, 2002
Property and Equipment, Net		$301,339,846	$315,182,881
Cash		4,789,179	3,832,477
Restricted Cash		1,090,209	1,449,825
Receivable from Affiliate		4,372,226	1,489,814
Other Assets, Net		4,620,628	4,552,450
Total Assets		316,212,088	326,507,447
Mortgage Notes Payable		215,943,868	222,820,439
Other Liabilities		3,959,312	3,151,329
Preferred Stock Dividends Payable		1,667,611	1,667,197
Total Shareholders’ Equity		94,641,297	98,868,482

(a) Weighted average shares on a diluted basis are for a calculation of FFO only.

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Selected Hotel Operating Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Jameson Inns
All Inns:
Occupancy Rate	57.3%	55.6%	55.6%	55.0%
Average Daily Rate	$58.50	$58.50	$58.39	$57.92
REVPAR	$33.54	$32.52	$32.44	$31.90

Signature Inns
All Inns:
Occupancy Rate	50.4%	49.0%	44.3%	43.9%
Average Daily Rate	$63.09	$66.03	$61.05	$63.89
REVPAR	$31.81	$32.38	$27.02	$28.03

Combined Brands
All Inns:
Occupancy Rate	54.9%	53.3%	51.6%	51.0%
Average Daily Rate	$59.96	$60.96	$59.18	$59.75
REVPAR	$32.94	$32.47	$30.56	$30.52

“All Inns” refers to our Inns, which were operating at anytime during each period, including sold hotels up to the date of sale.

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